Exhibit 5.1

October 18, 2017

MoSys, Inc.

3301 Olcott Street

Santa Clara, CA 95054

Re:Registration Statement on Form S-3

Ladies and Gentlemen:

We are acting as counsel for MoSys, Inc., a Delaware corporation (the “Company”), in connection with the Registration Statement on Form S‑3 [(Registration No. 333-_____)] [(the “Registration Statement”)] relating to the registration under the Securities Act of 1933 (the “Act”) of an indeterminate initial offering amount of the following securities of the Company having an aggregate initial public offering price of up to (U.S.) $10,000,000 or the equivalent thereof in any other currency or currency unit  (a) shares of common stock, par value $0.001 per share (“Common Stock”) and (b) warrants to purchase Common Stock, (“Warrants”).  The Common Stock and Warrants are collectively referred to herein as the “Securities.”  The Securities shall include any additional amounts of such securities the offer and sale of which are registered pursuant to a registration statement filed pursuant to Rule 462(b) under the Act in connection with one or more offerings contemplated by such Registration Statement.  Such Registration Statement, as amended, and including any registration statement related thereto and filed pursuant to Rule 462(b) under the Act, is herein referred to as the “Registration Statement.”

We have reviewed the Registration Statement and such other agreements, documents, records, certificates and other materials, and have reviewed and are familiar with such corporate proceedings and satisfied ourselves as to such other matters, as we have considered relevant or necessary as a basis for the opinions expressed in this letter.  In such review, we have assumed the accuracy and completeness of all agreements, documents, records, certificates and other materials submitted to us, the conformity with the originals of all such materials submitted to us as copies (whether or not certified and including facsimiles), the authenticity of the originals of such materials and all materials submitted to us as originals, the genuineness of all signatures and the legal capacity of all natural persons.

On the basis of the assumptions and subject to the qualifications and limitations set forth herein, we are of the opinion that:

1.

With respect to the Common Stock, when the Board of Directors of the Company or a duly authorized committee of such Board (such Board of Directors or committee being referred to herein as the “Board”) has taken all necessary corporate action to approve the issuance and establish the terms of the offering of shares of the Common Stock and related matters and when such shares have been issued and sold by the Company in the manner contemplated by the Registration Statement and in accordance with such Board action, such shares of Common Stock (including any Common Stock duly issued upon conversion, exchange or exercise of any other Security in accordance with the terms of such other Security or the instrument governing such other Security providing for such conversion, exchange or exercise as approved by the Board)  will be duly authorized, validly issued, fully paid and nonassessable.

2.

With respect to any of the Warrants, when (a) one or more agreements incorporating the terms and other provisions thereof has been duly executed and delivered by the Company and a warrant agent (a “Warrant Agreement”), (b) the Board has taken all necessary corporate action to approve the issuance and establish the terms of such Warrants, the terms of the offering of such Warrants, and related matters, (c) the Warrant certificates have been duly executed and authenticated or countersigned in accordance with the terms of such Warrant Agreement, and (d) such Warrants have been issued and sold in the manner contemplated by the Registration Statement and in accordance with such Warrant Agreement, such Warrants will constitute the valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms.

Our opinions set forth in paragraph 2, above are subject to and limited by the effect of (a) applicable bankruptcy, insolvency, fraudulent conveyance and transfer, receivership, conservatorship, arrangement, moratorium and other similar laws affecting or relating to the rights of creditors generally, (b) general equitable principles (whether considered in a proceeding in equity or at law) and (c) requirements of reasonableness, good faith, materiality and fair dealing and the discretion of the court before which any matter may be brought.

In connection with the opinions expressed above, we have assumed that (a) at or prior to the time of the delivery of any of the Securities the Registration Statement, including any amendments thereto,  will have been declared effective under the Act and a  supplement to the Prospectus forming a part of the Registration Statement applicable to the offer and sale of such Securities will have been prepared and filed with the Securities and Exchange Commission pursuant to Rule 424(b) under the Act,  (b) at or prior to the time of the issuance of any of the Securities, the Board shall not have rescinded or otherwise modified the authorization of such Securities, (c) in the case of the issuance of shares of the Common Stock, the Company will have a sufficient number of authorized but unissued shares thereof under the Certificate of Incorporation of the Company at the time of such issuance, and (d) neither the establishment of any terms of any of the Securities after the date hereof nor the issuance and delivery of, or the performance of the Company’s obligations under, such Securities will require any authorization, consent, approval or license of or exemption from, or registration or filing with, or report or notice to, any governmental unit, agency, commission, department or other authority (a “Governmental Approval”) or violate or conflict with, result in a breach of, or constitute a default under, (i) any agreement or instrument to which the Company or any of its affiliates is a party or by which the Company or any of its affiliates or any of their respective properties may be bound, (ii) any Governmental Approval that may be applicable to the Company or any of its affiliates or any of their respective properties, (iii) any order, decision, judgment or decree that may be applicable to the Company or any of its affiliates or any of their respective properties or (iv) any applicable law (other than the General Corporation Law of the state of Delaware and the law of the state of California in each case as in effect on the date hereof).

The opinions set forth in this letter are limited to the General Corporation Law of the State of Delaware and the law of the state of California, in each case as in effect on the date hereof.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the use of our name under the caption “Legal Matters” in the Registration Statement and in the Prospectus forming a part thereof and any supplement thereto.  In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

Pillsbury Winthrop Shaw Pittman LLP